UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2007

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement.  On April 17, 2007, Lawson Software, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lehman Brothers Inc. and Citigroup Global Markets Inc. (the “Initial Purchasers”), whereby the Company agreed to sell and the Initial Purchasers agreed to purchase, subject to and upon terms and conditions set forth therein, $200 million in aggregate principal amount of the Company’s 2.50% Senior Convertible Notes due 2012 (the “Notes”) to be issued under the Indenture referred to below.  In addition, pursuant to the Purchase Agreement, the Company granted to the Initial Purchasers an option to purchase up to an additional $40 million in aggregate principal amount of the Notes.  The Initial Purchasers exercised this option in full on April 17, 2007.  The net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ discount of $5.7 million and estimated expenses payable by the Company, are expected to be approximately $233.3 million (giving effect to the Initial Purchasers’ exercise in full of their over-allotment option).  The Purchase Agreement contains representations, warranties and agreements of the Company and conditions to closing (since satisfied or waived), indemnification rights and obligations of the parties and termination provisions.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Purchase Agreement herein is qualified in its entirety by reference to Exhibit 10.1.

The Initial Purchasers and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to us, for which they have received customary fees and reimbursements of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively.  These include services rendered by Lehman Brothers Inc. as a financial advisor in connection with the Company’s acquisition of Intentia International AB, which was completed in April 2006.

The closing of the sale of the Notes occurred on April 23, 2007.  The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes, as described below and as more fully set forth in the Indenture referred to below, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Indenture.  The Notes are governed by the terms of an Indenture, dated April 23, 2007, by and between the Company and The Bank of New York, as trustee (the “Trustee”). The Notes bear interest at a rate of 2.50% per annum, which is payable semi-annually in arrears, on April 15 and October 15 of each year, beginning October 15, 2007. The Notes will mature on April 15, 2012.

The Notes will be convertible, at the holder’s option, into cash and, if applicable, shares of Common Stock based on an initial conversion rate of 83.2293 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $12.02 (which reflects a 35% conversion premium based on the closing sale price of $8.90 per share of Common Stock on the Nasdaq Global Select Market on April 17, 2007).  The conversion rate may be adjusted from time to time in certain instances.  In addition, in the event of certain types of Fundamental Changes (as defined in the Indenture), the Company will increase the conversion rate by a number of additional shares or, in lieu thereof, the Company may elect to adjust the conversion obligation and conversion rate so that the Notes are convertible based on shares of the acquiring or surviving company.  The Notes are convertible at any time on or prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding the maturity date only under the following certain circumstances: (1) conversion based on the price of the Common Stock, (2) at any time on or after January 15, 2012, (3) conversion upon specified distributions to holders of Common Stock or specified corporate transactions, and (4) conversion upon satisfaction of a trading price condition.

The Notes will be the Company’s senior unsecured obligations and will not be guaranteed by any of the Company’s subsidiaries. The Notes will rank equally in right of payment with the Company’s existing and future senior debt and senior in right of payment to the Company’s future subordinated debt. The Notes will be effectively junior to any of the Company’s existing and future secured debt to the extent of the value of the related collateral.

The Notes will also be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of the Company’s subsidiaries.

If a Fundamental Change occurs at any time prior to the maturity date, then each holder of Notes shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on the date specified by the Company at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the repurchase date.

The Indenture provides that the following will be events of default under the Indenture: (a) the Company defaults in any payment of interest on the Notes when due and such failure continues for a period of thirty calendar days; (b) the Company fails to pay principal of the Notes when due at maturity, or the Company fails to pay the repurchase price in respect of any Notes when due; (c) the Company fails to deliver cash and, if applicable, shares of Common Stock upon the conversion of any Notes and such failure continues for five business days following the scheduled settlement date for such conversion; (d) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required in the indenture and such failure continues for five calendar days; (e) the Company fails to perform or observe any other term, covenant or agreement in the Notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; (f) a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its “Significant Subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of 42 Regulation S-X) in an aggregate amount in excess of $30,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (g) certain events involving the Company’s bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of the Company’s Significant Subsidiaries.

If an event of default arises under failure to comply with reporting obligations in the Indenture, the sole remedy for the 365 calendar days after the event of default is the right to receive additional interest on the Notes at an annual rate of .50% of the principal amount of the Notes. If any other event of default occurs, the principal amount of the Notes, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts become automatically due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company or any of its Significant Subsidiaries.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The description of the Indenture herein (including the Form of 2.50% Convertible Senior Note due 2012) is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement.  On April 23, 2007, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement) with Lehman Brothers Inc. and Citigroup Global Markets Inc.  Pursuant to the terms of the Registration Rights Agreement, the Company agrees to file a shelf registration statement with respect to the resale of the Notes and the Common Stock issuable upon conversion of the Notes within 180 calendar days after the original issuance of the Notes (which is April 23, 2007) (the “Shelf Registration Statement”).  The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become effective within 270 calendar days after the original issuance of the Notes and to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of the date when the holders of transfer restricted Notes and shares of Common Stock issued upon conversion of the Notes are able to sell all such securities immediately without restriction under Rule 144(k) under the Securities Act, or the date when all transfer restricted Notes and shares of Common Stock issued upon conversion of the Notes are registered under the Shelf Registration Statement and sold pursuant  thereto or have ceased to be outstanding.

If the Company fails to satisfy its obligations with respect to the registration of the resale of the Notes and shares of Common Stock issuable upon conversion within the time periods specified in the Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes at a rate per year equal to: (1) 0.25% of the principal amount of Notes to and including the 90th day following a registration default and 0.50% of the principal amount of Notes from and after the 91st day following such registration default.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.  The description of the Registration Rights Agreement herein is qualified in its entirety by reference to Exhibit 4.2.

Convertible Note Hedge Transaction and Sold Warrant Transaction.  On April 17, 2007, in connection with the Company’s pricing of the Notes, the Company entered into a Convertible Note Hedge Transaction Confirmation with Lehman Brothers OTC Derivatives Inc., an affiliate of one of the Initial Purchasers (the “Option Counterparty”) whereby the Company purchased convertible note hedges.  The purchased convertible note hedges are exercisable for up to 19,975,032 shares of Common Stock, subject to anti-dilutive adjustments.  The initial strike price of the purchased convertible note hedges is the same as the initial conversion price of the Notes and is similarly subject to anti-dilutive adjustments, subject to certain exceptions as specified in the Convertible Note Hedge Transaction Confirmation attached as Exhibit 10.2 hereto.  The description of the Convertible Note Hedge Transaction Confirmation herein is qualified in its entirety by reference to Exhibit 10.2.

In addition, the Company entered into a Warrant Transaction Confirmation with the Option Counterparty whereby the Company sold warrants to acquire up to 19,975,032 shares of Common Stock, subject to adjustments. The initial strike price of the sold warrants is 75% higher than the closing price of the Common Stock on the date of pricing of the Notes and is similarly subject to adjustments as further specified in the Warrant Transaction Confirmation attached as at Exhibit 10.3 hereto.  The description of the Warrant Transaction Confirmation herein is qualified in its entirety by reference to Exhibit 10.3.

The purchased convertible note hedges and the sold warrants are separate transactions entered into by the Company and the Option Counterparty, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes.  Holders of Notes will not have any rights with respect to either the purchased convertible note hedges or the sold warrants.

The purchased convertible note hedges are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the purchased convertible note hedges, at the time of conversion of the Notes is greater than the strike price of the purchased convertible note hedges. If, however, the volume-weighted average price per share of Common Stock exceeds the strike price of the sold warrants when they are exercised, there would be dilution from conversion of the Notes to the extent that the then volume-weighted average price per share of Common Stock exceeds the strike price of the sold warrants.

The Company has been advised that, in connection with establishing its initial hedge of these transactions, the Option Counterparty or its affiliates expect to enter into various derivative transactions with respect to Common Stock and/or purchase shares of Common Stock in secondary market transactions, concurrently with or shortly after the pricing of the Notes.  These activities could have the effect of increasing or preventing a decline in the price of the Common Stock concurrently with or following the pricing of the Notes.

In addition, the Company has been advised that the Option Counterparty or its affiliates may modify their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling Common Stock in secondary market transactions prior to maturity of the Notes (and are likely to do so during any conversion period related to any conversion of the Notes). The effect, if any, of these transactions and activities on the market price of the Common Stock or the Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these could adversely impact the value of the Common Stock and of the Notes, and as a result, the value holders of Notes will receive upon conversion of the Notes, and, under certain circumstances, holders ability to convert the Notes.

The Company also agreed to indemnify the Option Counterparty, or any of its affiliates, for losses incurred in connection with certain limited circumstances.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The Company offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Company offered and sold the warrants to the Option Counterparty in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Company relied on this exemption from registration based in part on representations made by the Option Counterparty in the Warrant Transaction Confirmation.

The shares of Common Stock issuable upon conversion of the Notes or exercise of the warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which the offering would be unlawful.

Item 8.01.              Other Events.

On April 18, 2007, the Company issued a press release announcing the pricing of the offering of the Notes, and announcing that the Initial Purchasers had exercised in full their option to purchase up to $40 million aggregate principal amount of additional Notes to cover over-allotments.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company estimates that the net proceeds from the sale of the Notes will be approximately $233.3 million (giving effect to the Initial Purchasers’ exercise in full of their over-allotment option), after deducting discounts and estimated expenses. The Company used the net proceeds from the sale of the Notes, together with the proceeds from the sold warrants described in Item 1.01 above, to fund the cost of the purchased convertible note hedges and to fund repurchases of 5.4 million shares of Common Stock for approximately $47.9 million in privately negotiated transactions through or from one of the Initial Purchasers conducted contemporaneously with the pricing of the Notes.  The Company intends to use the remaining $161.8 million for general corporate purposes, which may include future additional repurchases of Common Stock, subject to market conditions, acquisitions and investments. The $47.9 million of share repurchases were effected pursuant to the Company’s share repurchase program that was announced on November 13, 2006, and was increased to $200 million primarily to accommodate these repurchases.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Indenture between Lawson Software, Inc. and The Bank of New York, as trustee, dated as of April 23, 2007 (including Form of 2.50% Senior Convertible Note due 2012).

	4.2	Registration Rights Agreement between Lawson Software, Inc., and Lehman Brothers Inc. and Citigroup Global Markets Inc., dated as of April 23, 2007.

	10.1	Purchase Agreement between Lawson Software, Inc., and Lehman Brothers Inc. and Citigroup Global Markets Inc., dated as of April 19, 2007.

	10.2	Confirmation of Convertible Note Hedge Transaction, dated April 17, 2007.

	10.3	Confirmation of Warrant Transaction, dated April 17, 2007.

	99.1	Press Release dated April 18, 2007.

Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the Company’s intended use of the proceeds from the sale of the Notes and the warrants described in Item 1.01. These forward-looking statements may be affected by risks and uncertainties in the Company’s business, market conditions and other factors. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on August 29, 2006 and the Company’s most recent quarterly report on Form 10-Q, as amended. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual use of proceeds and could cause the Company’s actual use of proceeds for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2007	LAWSON SOFTWARE, INC.

	By:	/s/ Stefan B. Shulz
Stefan B. Shulz
Senior Vice President and Global Controller
(principal accounting officer)

Exhibit Index

4.1	Indenture between Lawson Software, Inc. and The Bank of New York, as trustee, dated as of April 23, 2007 (including Form of 2.50% Senior Convertible Note due 2012).

4.2	Registration Rights Agreement between Lawson Software, Inc., and Lehman Brothers Inc. and Citigroup Global Markets Inc., dated as of April 23, 2007.

10.1	Purchase Agreement between Lawson Software, Inc., and Lehman Brothers Inc. and Citigroup Global Markets Inc., dated as of April 19, 2007.

10.2	Confirmation of Convertible Note Hedge Transaction, dated April 17, 2007.

10.3	Confirmation of Warrant Transaction, dated April 17, 2007.

99.1	Press Release dated April 18, 2007.